EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-3 of our reports dated February 23, 2004 (which reports express unqualified opinions and refer to an accounting change), appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

San Francisco, California

April 22, 2004